EXHIBIT 1
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                             JOINT FILING AGREEMENT

         The undersigned agree to file jointly with the Securities and Exchange Commission ("SEC") any and all statements on Schedule 13D (and any amendments or supplements thereto) required under Section 13(d) of the Securities Exchange Act of 1934, as amended, in connection with transactions by the undersigned in the Common Stock of Amerigon Incorporated. Each of the undersigned will be responsible for the timely filing of the Schedule 13D and all amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein. None of the undersigned shall be responsible for the completeness or accuracy of the information concerning any other party contained in the Schedule 13D or any amendment thereto, except to the extent such person knows or has reason to believe that such information is inaccurate.

Dated:  As of October 3, 2001       BIG BEAVER INVESTMENTS LLC


                                    By:  /s/ O.B. MARX III
                                         ---------------------------------------
                                         O.B. Marx III


                                    WESTAR CAPITAL II, LLC

                                    By:  Westar Capital Associates II, LLC,
                                         Manager


                                         By:  /s/ JOHN W. CLARK
                                              ----------------------------------
                                              John W. Clark


                                    WESTAR CAPITAL ASSOCIATES II, LLC


                                    By:  /s/ JOHN W. CLARK
                                         ---------------------------------------
                                         John W. Clark


                                         /s/ GEORGE ARGYROS
                                         ---------------------------------------
                                         GEORGE ARGYROS


                                         /s/ THOMAS M. WHEELER
                                         ---------------------------------------
                                         THOMAS M. WHEELER

                        [Signatures continued next page]

                                    BIG STAR INVESTMENTS LLC

                                    By:  Westar Capital II, LLC, Member

                                         By:  Westar Capital Associates II, LLC,
                                              Manager


                                              By:  /s/ JOHN W. CLARK
                                                   -----------------------------
                                                   John W. Clark

                                    By:  Big Beaver Investments LLC,
                                         Member


                                         By:  /s/ O.B. MARX III
                                              ----------------------------------
                                              O.B. Marx III